CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated August 9, 2007 for the Oceanstone Fund (the “Fund”), and to all references to our firm included in or made a part of this Post-Effective Amendment No. 1 under the Securities Act of 1933 and Post-Effective Amendment No. 2 under the Investment Company Act of 1940 to Oceanstone Fund’s Registration Statement on Form N-1A (File Nos. 333-135806 and 811-21930), including the reference to our firm under “Financial Highlights” in the prospectus.

Abington, Pennsylvania

Sanville & Company

October 22, 2007

#